INSTALLMENT PROMISSORY NOTE

$675,000.00                                                     __________, 1997
                                                                Phoenix, Arizona

                  FOR VALUE RECEIVED, ILX INCORPORATED ("ILX"), promises to pay to the order of ALAN R. MISHKIN, husband of Carol Mishkin, dealing with his sole and separate property ("Mishkin"), at Phoenix, Arizona, or at such other place as the holder hereof may from time to time designate, the principal sum of Six Hundred Seventy-five Thousand Dollars ($675,000.00), together with interest payable as follows:

         (a) In successive annual installments of One Hundred Thousand Dollars ($100,000) inclusive of principal and interest as set forth below, payable on July 31 of each year beginning July 31, 1998; and

         (b) The then unpaid principal balance, interest accrued and unpaid thereon and other costs payable hereunder shall be paid on July 31, 2002 (the "Maturity Date")

                  Interest shall be charged on the unpaid principal balance of this Note from the date hereof to the Maturity Date on a daily basis for the actual number of days any portion of the principal is outstanding, computed on the basis of a 365-day year, at the per annum rate of eight percent (8%) (the "Note Rate").

                  Each and every payment due under this Note shall be made in lawful money of the United States of America and in good funds, and when made shall be first applied to accrued costs, expenses and fees, if any, then to interest due, and then to the reduction of the principal amount of this Note. This Note may be prepaid, in whole or in part, without penalty or premium, provided that each such payment shall be applied as set forth above.

                  At the option of the holder hereof, any of the following shall constitute a "default" hereunder, and, upon the occurrence of any of the following, all obligations hereunder shall, at the option of the holder hereof, become immediately due and payable, without presentment for payment, diligence, grace, exhibition of this Note, protest, further demand or notice of any kind (except as specifically provided), all of which are hereby expressly waived: (i) any sum owing hereunder to Mishkin is not paid as agreed within thirty (30) business days after receipt by ILX of written notice that said sum is due; (ii) any petition or application for any form of relief under any provision of Title 11, United States Code, as amended from time to time (the "Bankruptcy Code") or any other law pertaining to reorganization, insolvency or readjustment of debts is filed by or against ILX, its respective assets or affairs; (iii) ILX makes an assignment for the benefit of creditors, is not paying material debts as they become due, or is granted an order for relief under any chapter of the Bankruptcy Code; (iv) a custodian, as defined by the Bankruptcy Code, takes charge of any property of ILX; (v) garnishment, attachment, levy or execution is issued against any material property or effects of ILX and such garnishment, attachment, levy or execution is
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not quashed or otherwise  rendered  inoperative  within 60 days of its issuance;
and (vi) ILX is in material default of that certain Security (Pledge) Agreement of even date herewith, and such default continues for thirty (30) days after ILX has received notice thereof specifying in reasonable detail the nature of the default.

                  Upon an event of default, and for so long as such default is continuing and has not been cured, interest shall occur on the unpaid principal balance of this Note at a per annum rate equal to the Note Rate plus three percent (3%).

                  ILX hereby agrees: (i) to any and all extensions (including extensions beyond the original term hereof) and renewals hereof, from time to time, without notice, and that no such extension or renewal shall constitute or be deemed a release of any obligation of ILX to the holder hereof; (ii) that the acceptance by the holder hereof of any performance which does not comply strictly with the terms hereof shall not be deemed to be a waiver or bar of any right of said holder, nor a release of any obligation of ILX to the holder hereof; (iii) to offsets of any sums or property owed to ILX by the holder hereof at any time; (iv) that this Note shall be governed by the laws of the State of Arizona applicable to promissory notes made and to be paid in the State of Arizona; and (v) to pay the holder hereof upon demand any and all costs, expenses and fees (including reasonable attorneys' fees) incurred in enforcing or attempting to recover payment of the amounts due under this Note, and including costs, expenses and fees incurred before, after or irrespective of whether suit is commenced, and in the event suit is brought to enforce payment hereof, such costs, expenses and fees and all other issues in such suit shall be determined by a court sitting without a jury.

                  Any notice required hereunder shall be deemed received upon delivery or, if sent by mail, three days after deposit in the U.S. Mail, postage prepaid, to the address of ILX set forth below.

                  This Note is secured by a Security (Pledge) Agreement of even date herewith.


                                ILX Incorporated, an Arizona corporation


                                -------------------------------------
                                Joseph P. Martori, Chairman
                                2111 East Highland, Suite 210
                                Phoenix, AZ 85016